Exhibit 99.1

For Immediate Release
Contact:
Mike Bauer	Jerry Daly or Carol McCune
Director, Finance	Daly Gray Public Relations (Media)
(703) 812-7202	(703) 435-6293

MeriStar Hospitality Corporation Reports Third-Quarter Results

ARLINGTON, Va., November 2, 2004—MeriStar Hospitality Corporation (NYSE: MHX), one of the nation’s largest hotel real estate investment trusts (REIT), today announced financial results for the third quarter and nine months ended September 30, 2004.

RevPAR for the company’s comparable hotels in the third quarter increased 7.6 percent to $70.13, after adjusting for rooms out of service due to renovations and the impact of the Florida hurricanes. This growth was led by a 5.8 percent increase in average daily rate (ADR) to $98.02. Occupancy increased 1.8 percent to 71.5 percent.

“We continue to see solid evidence that the industry is recovering,” said Paul W. Whetsell, chairman and chief executive officer. “Business travel demand showed steady improvement, while leisure demand remained firm during the summer months. Room rate, an important indicator in this phase of the recovery, continued to strengthen. Also, operating margins improved 90 basis points at our comparable hotels in the quarter.

“We continued to upgrade our portfolio in the third quarter, completing $32 million in renovations,” he said. “Through the end of October, we have spent approximately $95 million on renovations at our properties, and we are on target to complete the $125 million budgeted for the full year. Our goal is to have a like-new hotel portfolio in peak operating condition by the end of next year.

“During the quarter, we focused on accelerating the renovation of public spaces,

including lobbies, meeting rooms, and the exterior of some hotels, which has the most immediate positive impact on guests. We also continued to aggressively renovate rooms. Both efforts had a short-term impact on our third quarter earnings.”

Results for the three and nine months ending September 30, 2004 and 2003, were as follows:

	3Q 2004(a)(c)	3Q 2003(a)	Nine Mos. 2004(a)(c)	Nine Mos. 2003(a)
Net loss	$(27)	$(51)	$(79)	$(327)
Net loss per diluted share	$(0.31)	$(1.05)	$(0.99)	$(6.99)
Total revenues from continuing operations	$191	$183	$610	$591
Funds from operations (FFO)(b)	$(1)	$(24)	$5	$(246)
FFO per diluted share	$(0.01)	$(0.50)	$0.07	$(5.30)
Adjusted FFO(b)	$2	$(7)	$25	$23
Adjusted FFO per diluted share	$0.02	$(0.14)	$0.31	$0.48
Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization and other items) (b)	$34	$31	$123	$133

(a)	in millions, except per share data
(b)	FFO, Adjusted FFO, and Adjusted EBITDA are non-GAAP financial measures and should not be considered as alternatives to any measures of operating results under GAAP. See the discussion included in the financial information section of this press release regarding these non-GAAP financial measures.
(c)	The three and nine months ended September 30, 2004 results include the impact of an equity compensation adjustment. The company’s subsidiary operating partnership’s partnership agreement provides for Profits-Only OP Partnership Units, or POPs. Since July, we have been planning for the dissolution of the plan, pursuant to which POPs are issued, which will be completed over the following 15 months. Therefore, a substantial portion of this adjustment, which was recorded entirely in this quarter, due to a change in accounting had already been expected to occur this year. Had the current accounting been applied from the original grant dates, and taking this adjustment in isolation, our net loss, FFO, adjusted FFO, and adjusted EBITDA would have been lower for the three and nine months ended by $4.5 million ($0.05 per share) and $4.0 million ($0.05 per share), respectively. See the note regarding the equity compensation adjustment in the Notes to Financial Information included in the supplemental Earnings Release Financial Information.

Whetsell added that the four hurricanes that struck Florida in the 2004 third quarter caused varying degrees of significant damage at nine of the company’s hotels there. “Our crews have been hard at work assessing the damage and making the necessary repairs. Based on current projections, we expect to have our five Sanibel properties (447 rooms) open for the high season. The Holiday Inn Walt Disney World and Hilton Cocoa Beach will be closed for a short time to accelerate repairs. The South Seas Resort on Captiva Island sustained more damage than the other hotels and will be re-opened in stages. We have very good property and business interruption insurance coverage and do not expect the damage to have any significant impact on earnings, although the timing of our accounting recognition of business interruption proceeds may be somewhat affected by accounting rules.”

The company’s hotels in the Washington D.C. market continued their strong performance, experiencing RevPAR growth of 15.0 percent in the quarter, led by The Latham Hotel in Georgetown and the Hilton Crystal City at Reagan National Airport. The two hotels generated RevPAR gains of 25.1 percent and 21.0 percent during the quarter, respectively. “The Hilton Crystal City’s results are especially impressive as the hotel began a commercial area and meeting space renovation during the quarter. Its results however, reflect the rate gains produced by the renovation of 40 percent of its guestrooms earlier in the year. The Hilton Embassy Row, Hilton Arlington and Towers, and Radisson Alexandria also continue to post exceptional revenue growth rates,” said Bruce G. Wiles, chief operating officer.

Southern California continued to provide the company with excellent growth as well. The Marriott Los Angeles Downtown produced RevPAR growth of 20.3 percent in the quarter. The Courtyard Marina del Rey, which completed a softgoods renovation of all of its guestrooms during the first quarter, continued to produce strong year-over-year results with a third quarter RevPAR increase of 16.7 percent over the prior year.

Acquisitions

Whetsell noted that the company continued to execute its selective acquisition strategy. Following the end of the third quarter, MeriStar purchased an interest in the landmark, 705-room Radisson Lexington Avenue Hotel in New York City. The company made a $50 million structured investment, including a loan that will provide a $5.75 million cumulative annual preferred return and a 49.99 percent equity participation.

“New York has been one of the stars of this lodging recovery, and this property provides MeriStar entry into the dynamic Midtown Manhattan market. The transaction offers a strong current yield with substantial upside potential while limiting our downside exposure.

“We continue to recycle our capital into higher yielding investments, larger properties located in major urban markets or upscale resort destinations with high barriers to new competition, premium brand affiliations, significant meeting space and superior growth potential.”

Capital Structure

Donald D. Olinger, chief financial officer, said that the company continues to make progress improving its capital structure while maintaining financial flexibility. “We were able to fund our Lexington investment with cash on hand while maintaining adequate liquidity. Following this transaction, we have approximately $110 million of cash, $55 million of which is unrestricted. We also have the full $50 million available under our secured revolving credit facility.”

Outlook

“We are seeing tangible signs of strength in individual markets and are increasingly optimistic that improving economic fundamentals will provide additional momentum in the fourth quarter,” Whetsell said. “With the progress we are making on our renovation program, our properties will be in excellent physical condition and well-positioned to benefit from a full-fledged recovery. We will continue to focus on driving higher rates at our properties, which should help drive further RevPAR improvements.”

The company provides the following range of estimates for the fourth quarter and full-year 2004,

based on projected fourth-quarter 2004 RevPAR gains of 5.5 percent to 6.5 percent and a full-year 2004 RevPAR increase of 6.0 percent to 7.0 percent, all of which reflect adjustments for the estimated number of rooms out of service due to renovations and the impact of the Florida hurricanes:

•	Net loss of $(15) million to $(18) million for the fourth quarter and $(93) million to $(97) million for the full year;

•	Net loss per diluted share of $(0.17) to $(0.21) for the fourth quarter and $(1.15) to $(1.19) for the full year;

•	FFO per diluted share(d) of $0.07 to $0.11 for the fourth quarter and $0.13 to $0.18 for the full year;

•	Adjusted FFO per diluted share(d) of $0.07 to $0.11 for the fourth quarter and $0.37 to $0.41 for the full year;

•	Adjusted EBITDA(d) of $38 million to $42 million for the fourth quarter and $161 million to $165 million for the full year.

(d)	See reconciliations of net loss to FFO per diluted share and Adjusted FFO per diluted share and net loss to Adjusted EBITDA included in the supplemental earnings release financial information. Forecasted net loss does not include any possible future losses on asset impairments or gains or losses on the sales of assets. Adjusted EBITDA, Adjusted FFO and FFO are non-GAAP financial measures that should not be considered as alternatives to any measures of operating results under GAAP. See the discussion regarding these non-GAAP financial measures in the notes to financial information included in the supplemental earnings release financial information.

MeriStar will hold a conference call to discuss its third-quarter results today, November 2, at 10 a.m. Eastern time. Interested parties may visit the company’s Web site at www.meristar.com and click on Investor Relations and then the webcast link.

Interested parties also may listen to an archived webcast of the conference call on the Web site, or may dial (303) 590-3000, reference number 11012486, to hear a telephone replay. The telephone replay will be available through midnight on Tuesday, November 9, 2004.

Arlington, Va.-based MeriStar Hospitality Corporation owns 76 principally upscale, full-service hotels in major markets and resort locations with 21,210 rooms in 22 states, and the District of Columbia. The company owns hotels under such internationally known brands as Hilton, Sheraton, Marriott, Ritz-Carlton, Westin, Doubletree and Radisson. For more information about MeriStar Hospitality Corporation, visit the company’s Web site: www.meristar.com.

This press release contains forward-looking statements about MeriStar Hospitality Corporation, including those statements regarding future operating results, the timing and composition of revenues, expected levels of capital expenditures, and expected proceeds from asset sales, among others. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include but are not limited to: economic conditions generally and the real estate market specifically; the effect of threats of terrorism and increased security precautions on travel patterns and demand for hotels; the threatened or actual outbreak of hostilities and international political instability; governmental actions; legislative/regulatory changes, including changes to laws governing the taxation of REITs; the level of proceeds from asset sales; cash available for capital expenditures; the availability of capital; our ability to refinance debt; rising interest rates; rising insurance premiums; competition; supply and demand for hotel rooms in our current and proposed market areas; other factors that may influence the travel industry, including health, safety and economic factors; weather conditions and natural disasters; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs. Additional risks are discussed in the company’s filings with the Securities and Exchange Commission. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MERISTAR HOSPITALITY CORPORATION

EARNINGS RELEASE

FINANCIAL INFORMATION

Three and Nine Months Ended

September 30, 2004

MeriStar Hospitality Corporation

September 30, 2004

INDEX

Page Number
Consolidated Statements of Operations
Three and Nine Months Ended September 30, 2004 and 2003	9

Reconciliation of Net Loss to Funds From Operations
Three and Nine Months Ended September 30, 2004 and 2003	10

Reconciliation of Net Loss to EBITDA
Three and Nine Months Ended September 30, 2004 and 2003	11

Hotel Operational Data
Schedule of Comparable Hotel Results
Three and Nine Months Ended September 30, 2004 and 2003	12

Consolidated Balance Sheets
September 30, 2004 and December 31, 2003	14

Portfolio Data
Portfolio Distribution at September 30, 2004
By Market, Region, Brand and Location	15

Detailed Operating Statistics
By Market, Region and Location	16

Capital Structure
Total Enterprise Value and Total Debt	18

Capital Expenditures Summary
Three and Nine Months Ended September 30, 2004 and 2003	19

Acquisitions and Dispositions
For the period from December 31, 2003 through September 30, 2004	20

Forecasted Reconciliation of Net Loss to Funds From Operations
Three Months and Year Ending December 31, 2004	21

Forecasted Reconciliation of Net Loss to EBITDA
Three Months and Year Ending December 31, 2004	22

Hotel Portfolio Listing	23

Notes to Financial Information	25

MeriStar Hospitality Corporation

September 30, 2004

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue:
Hotel operations:
Rooms	$128,309	$121,037	$401,815	$384,329
Food and beverage	47,043	44,250	156,261	150,842
Other hotel operations	13,981	15,696	48,194	51,314
Office rental, parking and other revenue	1,443	1,958	4,071	4,502

Total revenue	190,776	182,941	610,341	590,987

Hotel operating expenses:
Rooms	35,295	32,856	102,072	95,097
Food and beverage	37,966	35,171	117,109	110,131
Other hotel operating expenses	9,676	9,584	30,645	29,798
Office rental, parking and other expenses	682	933	1,938	2,161
Other operating expenses:
General and administrative, hotel	32,202	30,013	97,172	92,138
General and administrative, corporate	2,547	2,617	9,653	8,721
Property operating costs	31,299	30,305	93,056	88,893
Depreciation and amortization	25,779	24,587	76,829	72,959
Property taxes, insurance and other	8,260	14,960	40,613	48,901
Loss on asset impairments	1,845	4,736	3,680	42,050

Operating expenses	185,551	185,762	572,767	590,849

Preferred return on investment in MIP	1,600	1,600	4,800	5,769

Operating (loss) income	6,825	(1,221)	42,374	5,907

Minority interest	775	1,662	2,392	15,937
Interest expense, net	(30,994)	(35,199)	(95,586)	(102,386)
(Loss) gain on early extinguishments of debt	—	4,574	(7,903)	4,574

Loss before income taxes and discontinued operations	(23,394)	(30,184)	(58,723)	(75,968)

Income tax (expense) benefit	281	159	705	(2,435)

Loss from continuing operations	(23,113)	(30,025)	(58,018)	(78,403)

Discontinued operations:
Loss from discontinued operations before income tax benefit	(3,703)	(20,920)	(20,804)	(251,413)
Income tax (expense) benefit	44	251	250	3,016

Loss from discontinued operations	(3,659)	(20,669)	(20,554)	(248,397)

Net loss	$(26,772)	$(50,694)	$(78,572)	$(326,800)

Basic loss per share:
Loss from continuing operations	$(0.27)	$(0.63)	$(0.73)	$(1.69)
Loss from discontinued operations	(0.04)	(0.43)	(0.26)	(5.35)

Net loss per basic share	$(0.31)	$(1.06)	$(0.99)	$(7.04)

Diluted loss per share:
Loss from continuing operations	$(0.27)	$(0.64)	$(0.74)	$(1.93)
Loss from discontinued operations	(0.04)	(0.41)	(0.25)	(5.06)

Net loss per diluted share	$(0.31)	$(1.05)	$(0.99)	$(6.99)

MeriStar Hospitality Corporation

September 30, 2004

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (a)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Funds From Operations:

Net Loss (b)	$(26,772)	$(50,694)	$(78,572)	$(326,800)
Depreciation and amortization of real estate assets	24,614	25,244	72,734	80,900
Loss on disposal of assets	2,232	2,772	13,762	2,772
Minority interest to common OP unit holders	(735)	(1,056)	(2,469)	(3,154)

Funds from operations	$(661)	$(23,734)	$5,455	$(246,282)

Weighted average number of shares of common stock outstanding	89,662	47,709	82,060	46,445

Funds from operations per diluted share	$(0.01)	$(0.50)	$0.07	$(5.30)

Funds From Operations, as adjusted:

Funds from operations	$(661)	$(23,734)	$5,455	$(246,282)
Loss on asset impairments	2,581	21,000	10,022	285,677
Loss (gain) on early extinguishments of debt	—	(4,574)	7,903	(4,574)
Write off of deferred financial fees	—	1,099	1,719	1,760
Minority interest to common OP unit holders	—	(661)	—	(13,212)

Funds from operations, as adjusted	$1,920	$(6,870)	$25,099	$23,369

Weighted average number of shares of common stock and common OP units outstanding	89,713	47,709	82,060	49,133

Funds from operations per diluted share, as adjusted	$0.02	$(0.14)	$0.31	$0.48

(a)	See the notes to the financial information for discussion of non-GAAP measures.
(b)	Net loss for the three and nine months ended September 30, 2004 includes adjustments of $4.5 million and $4.0 million, respectively, relating to a change in accounting treatment for an equity compensation plan. See “Equity Compensation Adjustment” in the notes to the financial information.

MeriStar Hospitality Corporation

September 30, 2004

RECONCILIATION OF NET LOSS TO EBITDA (a)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
EBITDA and Adjusted EBITDA:

Loss from continuing operations	$(23,113)	$(30,025)	$(58,018)	$(78,403)
Loss from discontinued operations	(3,659)	(20,669)	(20,554)	(248,397)

Net Loss (b)	$(26,772)	$(50,694)	$(78,572)	$(326,800)

Loss from continuing operations	$(23,113)	$(30,025)	$(58,018)	$(78,403)
Interest expense, net	30,994	35,199	95,586	102,386
Income tax (benefit) expense	(281)	(159)	(705)	2,435
Depreciation and amortization (c)	25,779	24,587	76,829	72,959

EBITDA from continuing operations	33,379	29,602	113,692	99,377

Loss on asset impairments	1,845	4,736	3,680	42,050
Minority interest	(775)	(1,662)	(2,392)	(15,937)
Loss (gain) on early extinguishments of debt	—	(4,574)	7,903	(4,574)

Adjusted EBITDA from continuing operations	$34,449	$28,102	$122,883	$120,916

Loss from discontinued operations	$(3,659)	$(20,669)	$(20,554)	$(248,397)
Interest expense, net	—	1,205	(478)	3,631
Income tax (benefit) expense	(44)	(250)	(250)	(3,016)
Depreciation and amortization	195	3,114	1,739	13,794

EBITDA from discontinued operations	(3,508)	(16,600)	(19,543)	(233,988)

Loss on asset impairments	736	16,264	6,342	243,626
Loss on disposal of assets	2,231	2,772	13,762	2,772

Adjusted EBITDA from discontinued operations	$(541)	$2,436	$561	$12,410

Adjusted EBITDA, total operations	$33,908	$30,538	$123,444	$133,326

(a)	See the notes to the financial information for discussion of non-GAAP measures.
(b)	Net loss for the three and nine months ended September 30, 2004 includes adjustments of $4.5 million and $4.0 million, respectively, relating to a change in accounting treatment for an equity compensation plan. See “Equity Compensation Adjustment” in the notes to the financial information.
(c)	Depreciation and amortization included the write-off of deferred financing costs totaling $1.1 million for the three months ended September 30, 2003, and $1.7 million and $1.8 million for the nine months ended September 30, 2004 and 2003, respectively, related to our early extinguishments of debt during these periods.

MeriStar Hospitality Corporation

September 30, 2004

HOTEL OPERATIONAL DATA

SCHEDULE OF COMPARABLE HOTEL RESULTS (a)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Number of hotels	61	61	61	61
Number of rooms	17,151	17,151	17,151	17,151
Operating profit margin under GAAP (b)	3.6%	(0.7)%	6.9%	1.0%
Comparable hotel adjusted operating profit margin (c)	18.1%	17.2%	20.3%	21.4%

Comparable hotel revenues:
Rooms	$106,791	$102,791	$326,267	$313,897
Food and beverage	38,324	37,528	129,547	127,899
Other hotel operations	9,374	9,785	28,371	28,619

Comparable hotel revenues (d)	154,489	150,104	484,185	470,415

Comparable hotel expenses:
Room	28,557	27,733	84,320	79,471
Food and beverage	30,144	29,836	96,183	93,200
Other	6,332	6,017	19,026	17,907
General and administrative, hotel	26,970	25,419	81,272	76,660
Property operating costs	26,319	26,033	78,575	75,271
Property taxes, insurance and other	8,265	9,216	26,652	27,255

Comparable hotel expenses (e)	126,587	124,254	386,028	369,764

Comparable Hotel Adjusted Operating Income	27,902	25,850	98,157	100,651

Non-comparable results, net (f)	6,051	1,311	25,508	18,715
Office rental, parking and other revenue	1,443	1,958	4,071	4,502
General and administrative, corporate	(2,547)	(2,617)	(9,653)	(8,721)
Depreciation and amortization	(25,779)	(24,587)	(76,829)	(72,959)
Loss on asset impairments	(1,845)	(4,736)	(3,680)	(42,050)
Preferred return on investment in MIP	1,600	1,600	4,800	5,769

Operating Profit (Loss)	$6,825	$(1,221)	$42,374	$5,907

(a)	See the notes to the financial information for discussion of non-GAAP measures, and comparable hotel results and statistics.
(b)	Operating profit margin under GAAP is calculated as the operating income (loss) divided by the total revenues per the consolidated statements of operations.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating income divided by the comparable hotel revenues per the schedule above.

MeriStar Hospitality Corporation

September 30, 2004

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues per the consolidated statements of operations	$190.8	$182.9	$610.3	$591.0
Non-comparable hotel revenues	(34.9)	(30.9)	(122.0)	(116.1)
Office rental, parking and other revenue	(1.4)	(1.9)	(4.1)	(4.5)

Comparable hotel revenues	$154.5	$150.1	$484.2	$470.4

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Operating expenses per the consolidated statements of operations	$185.6	$185.8	$572.8	$590.8
Non-comparable hotel expenses	(28.9)	(29.6)	(96.6)	(97.2)
General and administrative, corporate	(2.5)	(2.6)	(9.7)	(8.7)
Depreciation and amortization	(25.8)	(24.6)	(76.8)	(73.0)
Loss on asset impairments	(1.8)	(4.7)	(3.7)	(42.1)

Comparable hotel expenses	$126.6	$124.3	$386.0	$369.8

(f)	Non-comparable results, net represent all revenues and expenses, other than those of our comparable hotels, and specific revenues and expenses identified above: office rental, parking and other revenue; general and administrative, corporate; depreciation and amortization; loss on asset impairments and preferred return on investment in MIP.

MeriStar Hospitality Corporation

September 30, 2004

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	September 30, 2004	December 31, 2003
ASSETS
Property and equipment	$2,572,234	$2,481,752
Accumulated depreciation	(490,435)	(446,032)

	2,081,799	2,035,720

Assets held for sale	7,786	51,169
Investment in affiliate	15,000	15,000
Prepaid expenses and other assets	44,333	47,934
Insurance claim receivable	63,071	—
Accounts receivable, net of allowance for doubtful accounts of $5,043 and $2,040	64,404	64,709
Restricted cash	59,710	42,523
Cash and cash equivalents – unrestricted	117,794	230,884

	$2,453,897	$2,487,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long-term debt	$1,581,766	$1,638,028
Accounts payable and accrued expenses	89,884	83,458
Accrued interest	36,382	46,813
Due to Interstate Hotels & Resorts	19,362	16,411
Other liabilities	9,483	11,831

Total liabilities	1,736,877	1,796,541

Minority interests	14,541	37,785

Stockholders’ equity:
Common stock, par value $0.01 per share Authorized- 100,000 shares Issued – 89,741 and 69,135 shares	897	691
Additional paid-in capital	1,465,373	1,338,959
Accumulated deficit	(720,665)	(642,094)
Accumulated other comprehensive loss	—	(977)
Common stock held in treasury – 2,371 and 2,345 shares	(43,126)	(42,966)

Total stockholders’ equity	702,479	653,613

	$2,453,897	$2,487,939

MeriStar Hospitality Corporation

September 30, 2004

PORTFOLIO DATA

Portfolio Distribution at September 30, 2004 (a)

Market	Hotels	Rooms	% of Total Rooms	% of 2004 YTD Revenue
Washington DC Metro	11	2,478	12.4%	17.5%
Southwest Florida	6	1,026	5.1%	9.4%
New Jersey	4	1,120	5.6%	6.2%
Southern California	4	1,519	7.6%	9.0%
Northern California	3	968	4.8%	5.2%
Orlando	3	1,545	7.7%	5.3%
Tampa/Clearwater	3	1,111	5.5%	5.5%
Atlanta	2	650	3.2%	2.9%
Chicago	2	857	4.3%	3.7%
Colorado	2	736	3.7%	2.4%
Dallas	2	598	3.0%	2.1%
Houston	2	597	3.0%	3.2%
All other markets	28	6,859	34.1%	27.6%
Total Markets	72	20,064	100.0%	100.0%

Region	Hotels	Rooms	% of Total Rooms	% of 2004 YTD Revenue
South Atlantic	20	5,630	28.0%	28.4%
Middle Atlantic	17	4,084	20.3%	26.2%
South Central	11	3,281	16.4%	14.0%
Pacific	10	3,282	16.4%	17.8%
North Central	7	1,789	8.9%	7.0%
Mountain	6	1,798	9.0%	6.0%
New England	1	200	1.0%	0.6%
Total Regions	72	20,064	100.0%	100.0%

Brand	Hotels	Rooms	% of Total Rooms	% of 2004 YTD Revenue
Hilton
Hilton	16	4,442	22.1%	22.6%
Doubletree	8	2,664	13.3%	8.6%
Embassy Suites	3	728	3.6%	3.1%
Starwood
Sheraton	5	1,229	6.1%	4.3%
Westin	3	972	4.8%	3.6%
Marriott
Marriott	4	1,696	8.5%	9.3%
Courtyard by Marriott	3	587	2.9%	2.2%
Ritz-Carlton	1	366	1.8%	4.0%
Intercontinental
Holiday Inn	10	3,220	16.0%	16.1%
Crowne Plaza	1	495	2.5%	2.3%

Independent	9	1,431	7.1%	13.3%
Radisson	5	1,337	6.7%	6.1%
Other	4	897	4.5%	4.4%
Total Brands	72	20,064	100.0%	100.0%

Location	Hotels	Rooms	% of Total Rooms	% of 2004 YTD Revenue
Urban	20	5,299	26.4%	30.9%
Resort	15	4,207	21.0%	23.3%
Airport	13	4,236	21.1%	17.9%
Suburban	24	6,322	31.5%	27.9%
Total Locations	72	20,064	100.0%	100.0%

(a)	Portfolio data includes all hotels owned less four planned for disposition as of September 30, 2004.

MeriStar Hospitality Corporation

September 30, 2004

DETAILED OPERATING STATISTICS BY MARKET, REGION AND LOCATION

Comparable hotels, same store basis (a)

			3rd Quarter 2004			3rd Quarter 2003			Percent Change in RevPAR
Market	Hotels	Rooms	ADR	Occ%	RevPAR	ADR	Occ%	RevPAR
Washington DC Metro (b)	10	2,112	$121.97	78.9%	$96.19	$109.44	76.4%	$83.63	15.0%
New Jersey	4	1,120	$124.99	59.4%	$74.26	$118.06	61.8%	$72.94	1.8%
Southern California (b)	3	1,034	$109.03	82.3%	$89.68	$104.28	74.3%	$77.44	15.8%
Northern California	3	968	$130.68	84.2%	$110.04	$122.59	83.4%	$102.24	7.6%
Orlando (c)	2	1,231	$69.13	78.6%	$54.31	$59.86	76.2%	$45.64	19.0%
Tampa/Clearwater (c)	2	685	$70.03	54.7%	$38.31	$71.77	51.7%	$37.10	3.2%
Atlanta	2	650	$84.31	78.5%	$66.15	$75.14	83.8%	$62.96	5.1%
Chicago	2	857	$105.64	72.7%	$76.80	$104.36	70.6%	$73.69	4.2%
Colorado	2	736	$84.01	69.8%	$58.67	$81.37	69.7%	$56.74	3.4%
Dallas	2	598	$88.79	63.9%	$56.75	$81.13	62.6%	$50.81	11.7%
Houston	2	597	$101.82	67.8%	$69.07	$103.75	68.2%	$70.76	-2.4%
All other markets	27	6,563	$87.65	68.2%	$59.79	$85.58	67.6%	$57.87	3.3%

All Markets	61	17,151	$98.02	71.5%	$70.12	$92.68	70.3%	$65.16	7.6%

			3rd Quarter 2004			3rd Quarter 2003			Percent Change in RevPAR
Region	Hotels	Rooms	ADR	Occ%	RevPAR	ADR	Occ%	RevPAR
Middle Atlantic (b)	16	3,718	$122.54	73.1%	$89.54	$113.12	71.9%	$81.31	10.1%
South Atlantic (c)	11	3,568	$76.77	71.0%	$54.51	$70.39	71.4%	$50.25	8.5%
South Central	11	3,281	$90.31	65.9%	$59.49	$88.92	62.9%	$55.95	6.3%
Pacific (b)	9	2,797	$115.54	75.8%	$87.60	$110.65	72.8%	$80.52	8.8%
North Central	7	1,789	$94.57	72.4%	$68.51	$92.33	71.8%	$66.27	3.4%
Mountain	6	1,798	$75.80	71.2%	$53.97	$74.99	71.4%	$53.51	0.9%
New England	1	200	$77.81	75.1%	$58.42	$71.08	85.7%	$60.93	-4.1%

All Regions	61	17,151	$98.02	71.5%	$70.12	$92.68	70.3%	$65.16	7.6%

			3rd Quarter 2004			3rd Quarter 2003			Percent Change in RevPAR
Location	Hotels	Rooms	ADR	Occ%	RevPAR	ADR	Occ%	RevPAR
Urban (b)	19	4,933	$112.95	79.1%	$89.35	$108.05	75.3%	$81.42	9.7%
Resort (c)	6	2,145	$76.22	67.6%	$51.50	$68.98	67.8%	$46.75	10.2%
Airport (b)	12	3,751	$82.82	71.4%	$59.10	$77.24	70.9%	$54.79	7.9%
Suburban	24	6,322	$100.96	66.9%	$67.59	$96.98	66.9%	$64.84	4.2%

All Locations	61	17,151	$98.02	71.5%	$70.12	$92.68	70.3%	$65.16	7.6%

(a)	See notes to financial information for discussion of comparable hotel operating results and statistics.
(b)	Excludes hotels acquired during the second quarter.
(c)	Excludes hotels significantly affected by the hurricanes in Florida during the third quarter.

MeriStar Hospitality Corporation

September 30, 2004

DETAILED OPERATING STATISTICS BY MARKET, REGION AND LOCATION

Comparable hotels, same store basis (a)

			September 2004 YTD			September 2003 YTD			Percent Change in RevPAR
Market	Hotels	Rooms	ADR	OCC%	RevPAR	ADR	Occ%	RevPAR
Washington DC Metro (b)	10	2,112	$124.69	77.5%	$96.78	$115.71	72.6%	$84.05	15.2%
New Jersey	4	1,120	$127.78	62.9%	$80.32	$122.51	60.6%	$74.25	8.2%
Southern California (b)	3	1,034	$109.76	78.2%	$85.82	$106.93	70.8%	$75.73	13.3%
Northern California	3	968	$118.45	78.2%	$92.63	$113.91	76.6%	$87.31	6.1%
Orlando (c)	2	1,231	$76.31	76.3%	$58.24	$71.54	75.9%	$54.30	7.3%
Tampa/Clearwater (c)	2	685	$78.02	64.9%	$50.65	$80.56	62.3%	$50.20	0.9%
Atlanta	2	650	$82.70	81.2%	$67.17	$77.60	82.3%	$63.83	5.2%
Chicago	2	857	$99.04	69.7%	$69.07	$101.04	69.1%	$69.84	-1.1%
Colorado	2	736	$82.35	64.1%	$52.75	$77.75	65.3%	$50.81	3.8%
Dallas	2	598	$88.58	61.3%	$54.28	$85.01	63.2%	$53.72	1.1%
Houston	2	597	$110.04	72.3%	$79.52	$105.45	70.8%	$74.69	6.5%
All other markets	27	6,563	$92.85	69.4%	$64.47	$91.09	68.5%	$62.43	3.3%

All Markets	61	17,151	$99.87	71.5%	$71.38	$96.19	69.7%	$67.05	6.5%

			September 2004 YTD			September 2003 YTD			Percent Change in RevPAR
Region	Hotels	Rooms	ADR	Occ%	RevPAR	ADR	Occ%	RevPAR
Middle Atlantic (b)	16	3,718	$125.24	73.1%	$91.57	$118.25	69.0%	$81.54	12.3%
South Atlantic (c)	11	3,568	$84.35	73.5%	$61.98	$80.49	72.7%	$58.51	5.9%
South Central	11	3,281	$95.91	66.8%	$64.07	$93.50	66.0%	$61.73	3.8%
Pacific (b)	9	2,797	$112.17	73.9%	$82.89	$109.38	70.9%	$77.57	6.9%
North Central	7	1,789	$90.30	70.0%	$63.17	$90.57	69.3%	$62.78	0.6%
Mountain	6	1,798	$77.83	69.5%	$54.10	$75.42	69.1%	$52.11	3.8%
New England	1	200	$75.64	78.8%	$59.63	$75.21	83.1%	$62.48	-4.6%

All Regions	61	17,151	$99.87	71.5%	$71.38	$96.19	69.7%	$67.05	6.5%

			September 2004 YTD			September 2003 YTD			Percent Change in RevPAR
Location	Hotels	Rooms	ADR	Occ%	RevPAR	ADR	Occ%	RevPAR
Urban (b)	19	4,933	$114.50	76.0%	$87.02	$110.77	72.4%	$80.17	8.6%
Resort (c)	6	2,145	$89.73	72.0%	$64.40	$85.64	71.7%	$61.43	5.2%
Airport (b)	12	3,751	$83.45	73.7%	$61.48	$80.89	72.1%	$58.29	5.5%
Suburban	24	6,322	$101.16	66.3%	$67.03	$97.50	65.5%	$63.91	5.0%

All Locations	61	17,151	$99.87	71.5%	$71.38	$96.19	69.7%	$67.05	6.5%

(a)	See notes to financial information for discussion of comparable hotel operating results and statistics.
(b)	Excludes hotels acquired during the second quarter.
(c)	Excludes hotels significantly affected by the hurricanes in Florida during the third quarter.

MeriStar Hospitality Corporation

September 30, 2004

CAPITAL STRUCTURE

Total Enterprise Value

(In thousands, except per share information, ratios and percentages)

	As of September 30, 2004	As of December 31, 2003
Common shares outstanding, net	87,370	66,790
Operating partnership units	2,954	3,510

Combined shares and units	90,324	70,300
Common stock price at end of period	$5.45	$6.51

Common equity capitalization	$492,266	$457,653
Consolidated debt	1,584,109	1,638,028
Total cash	(177,504)	(273,407)

Total enterprise value (TEV)	$1,898,871	$1,822,274

TEV per room	$90	$74
Rooms owned	21,210	24,729

Total Debt

Total debt as of September 30, 2004 and December 31, 2003 consisted of the following:

	Encumbered Hotels	Maturity	Interest Rate	September 30, 2004	December 31, 2003
Convertible Notes	—	2004	4.75%	$3,705	$3,705
Senior Subordinated Notes	—	2007	8.75%	33,953	82,768
Secured Revolver	6	2007	LIBOR + 450 bps	—	—
Senior Unsecured Notes	—	2008	9.00%	270,100	299,459
Senior Unsecured Notes	—	2009	10.50%	223,295	248,848
CMBS	19	2009	LIBOR + 444 bps	304,539	309,035
Convertible Notes	—	2010	9.50%	170,000	170,000
Senior Unsecured Notes	—	2011	9.13%	353,075	396,437
Mortgage Debt and other	3	Various	Various	125,762	27,011
CMBS	4	2013	6.88%	99,680	100,765

				1,584,109	1,638,028
Fair value adjustment for interest rate swap				(2,343)	—

	32			$1,581,766	$1,638,028

Average Maturity		5.3 years
Average Interest Rate			8.39%

MeriStar Hospitality Corporation

September 30, 2004

CAPITAL EXPENDITURES SUMMARY

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Capital expenditures	$32,047	$5,902	$79,911	$18,186
Percent of total revenue	17%	3%	13%	3%

Summary of significant capital expenditure projects for the

Nine months ended September 30, 2004:

Hotel	State	Amount Spent	Description of Renovation
Doral Forrestal	New Jersey	$5,049	Guest rooms (casegoods and softgoods), guest bathrooms, HVAC system upgrade
South Seas Resort	Florida	4,453	Fiber-optic cable installation
Hilton Cocoa Beach	Florida	4,089	Mechanical systems replacement, commencement of guest rooms renovation
Hilton Sacramento	California	3,388	Guest rooms (casegoods and softgoods), guest bathrooms, lobby
Hilton Crystal City	Virginia	3,292	Guest rooms (casegoods and softgoods), guest bathrooms
Marriott Somerset	New Jersey	3,049	Guest rooms (casegoods and softgoods), guest bathrooms
Doubletree Universal	Florida	2,834	Hotel conversion: lobby renovation, parking lot surfacing, meeting rooms, pool
Hilton Houston Westchase	Texas	2,582	Guest rooms (casegoods and softgoods), guest bathrooms
Sheraton Safari Lake Buena Vista	Florida	2,521	Mechanical systems replacement, roof replaced
Hilton Arlington, TX	Texas	2,426	Guest rooms (casegoods and softgoods), guest bathrooms, public areas
Doubletree Tampa	Florida	2,137	Guest rooms (casegoods and softgoods), guest bathrooms, public areas, exterior paint
Radisson Chicago	Illinois	2,043	Guest rooms (casegoods and softgoods), guest bathrooms
Crowne Plaza Chicago O’Hare	Illinois	1,929	Exterior concrete repair, landscaping, lobby
Doubletree Indianapolis	Indiana	1,858	Guest rooms (casegoods and softgoods), guest bathrooms, corridors, roofs
Doubletree Dallas	Texas	1,781	Hotel conversion: guest rooms (casegoods and softgoods), guest bathrooms, lobby, restaurant, meeting space
Hilton Durham	North Carolina	1,780	Guest rooms (casegoods and softgoods), guest bathrooms, ballroom
Hilton Detroit	Michigan	1,702	Guest rooms (casegoods and softgoods), guest bathrooms
Hilton Irvine	California	1,573	Ballroom, lounge, public restrooms
Westin Oklahoma City	Oklahoma	1,572	Guest rooms (casegoods and softgoods), guest bathrooms, corridors, mechanical HVAC
Doubletree Austin	Texas	1,553	Guest rooms (casegoods and softgoods), guest bathrooms, corridors, public areas
Sheraton Great Valley	Pennsylvania	1,510	Guest rooms (casegoods and softgoods), guest bathrooms, lobby
Holiday Inn Walt Disney World Village	Florida	1,386	Hotel conversion: atrium, guest rooms (casegoods and softgoods)
Sheraton San Francisco	California	1,129	Pool deck, Sweet Sleepers (sm), TV’s, equipment
Radisson Annapolis	Maryland	1,124	Guest rooms (casegoods and softgoods), fitness center
Hilton Grand Rapids	Michigan	1,105	Guest rooms (casegoods and softgoods), guest bathrooms, restaurant, lobby
Westin Key Largo	Florida	1,061	Guest rooms, ADA upgrades
Sheraton Bellevue	Washington	1,031	Public areas

MeriStar Hospitality Corporation

September 30, 2004

ACQUISITIONS AND DISPOSITIONS

For the period from December 31, 2003 through September 30, 2004

(Dollars in thousands)

Acquisitions

Property	Date Acquired	Rooms	Total Investment
The Ritz-Carlton, Pentagon City	May 10, 2004	366	$92,908
Marriott Irvine	June 25, 2004	485	93,540

Total Acquisitions		851	$186,448

Dispositions

Property	Date Disposed	Rooms	Total Gross Sales Price Per Quarter
Holiday Inn Select Bucks County	January 7, 2004	215
Ramada Plaza Meriden	January 7, 2004	150
Westin Morristown New Jersey	January 7, 2004	199
Sheraton Dallas Brookhollow	February 12, 2004	348
Ramada Plaza Shelton	February 26, 2004	155
Hilton Midland	February 27, 2004	249
Holiday Inn DFW Airport West	March 1, 2004	243
Crowne Plaza Phoenix	March 1, 2004	250
Hilton Hartford	March 8, 2004	388
Howard Johnson Resort Key Largo	March 26, 2004	100
Holiday Inn Colorado Springs Garden of Gods	March 31, 2004	200

Total Dispositions in First Quarter 2004		2,497	$74,075

Park Plaza Cleveland	April 28, 2004	237
Courtyard Century City	May 4, 2004	134
Park Plaza Arlington Heights	May 11, 2004	247
Sheraton Guildford	June 4, 2004	278

Total Dispositions in Second Quarter 2004		896	$30,798

Wyndham San Jose	July 8, 2004	355
Hilton Hotel Toledo	July 16, 2004	213
Holiday Inn Select DFW South	September 7, 2004	409

Total Dispositions in Third Quarter 2004		977	$14,450	*

Total Dispositions Year-to-Date in 2004		4,370	$119,323	*

*	Does not include $11 million of debt release on Holiday Inn Select DFW South.

MeriStar Hospitality Corporation

September 30, 2004

FORECASTED RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS

(In thousands, except per share amounts)

	Three Months Ending December 31, 2004
	Low-end of range	High-end of range
Forecasted Funds from Operations:

Net loss (a)	$(18,274)	$(14,816)
Adjustments to forecasted net loss:
Depreciation and amortization of real estate assets	24,638	24,638
Minority interest to common OP unit holders	(488)	(396)

Funds from operations	$5,876	$9,426

Weighted average diluted shares of common stock and common OP units outstanding	89,718	89,718

Funds from operations per diluted share	$0.07	$0.11

Funds from operations, as adjusted:
Funds from operations	$5,876	$9,426
Loss on early extinguishments of debt	—	—
Loss on asset impairment	—	—
Write off of deferred financing fees	—	—

Funds from operations, as adjusted	$5,876	$9,426

Weighted average diluted shares of common stock and common OP units outstanding	89,718	89,718

Funds from operations per diluted share, as adjusted	$0.07	$0.11

	Year Ending December 31, 2004
	Low-end of range	High-end of range
Forecasted Funds from Operations:

Net loss (a)	$(96,847)	$(93,389)
Adjustments to forecasted net loss:
Depreciation and amortization of real estate assets	97,372	97,372
Minority interest to common OP unit holders	(3,021)	(2,929)
Loss on disposal of assets	13,762	13,762

Funds from operations	$11,266	$14,816

Weighted average number of shares of common stock and common OP units outstanding	84,073	84,073

Funds from operations per share	$0.13	$0.18

Funds from operations, as adjusted:
Funds from operations	$11,266	$14,816
Loss on early extinguishments of debt	7,903	7,903
Loss on asset impairment	10,022	10,022
Write off of deferred financing fees	1,719	1,719

Funds from operations, as adjusted	$30,910	34,460

Weighted average diluted shares of common stock outstanding and common OP units outstanding	84,073	84,073

Funds from operations per diluted share, as adjusted	$0.37	$0.41

(a)	Forecasted net loss does not include any possible future losses on asset impairments or gains or losses on the sale of assets.

MeriStar Hospitality Corporation

September 30, 2004

FORECASTED RECONCILIATION OF NET LOSS TO EBITDA

(In thousands)

	Three Months Ending December 31, 2004
	Low-end of range	High-end of range
EBITDA and Adjusted EBITDA:
Net loss (a)	$(18,274)	$(14,816)
Interest expense, net	31,110	31,107
Income tax benefit	(278)	(226)
Depreciation and amortization	25,888	25,888

EBITDA	38,446	41,953
Minority interest to common OP unit holders	(488)	(396)

Adjusted EBITDA	$37,958	$41,557

	Year Ending December 31, 2004
	Low-end of range	High-end of range
EBITDA and Adjusted EBITDA:
Net loss (a)	$(96,847)	$(93,389)
Interest expense, net	126,218	126,215
Write off of deferred financing fees	1,719	1,719
Income tax benefit	(1,233)	(1,180)
Depreciation and amortization	102,736	102,736

EBITDA	132,593	136,101

Loss on early extinguishments of debt	7,903	7,903
Loss on asset impairments	10,022	10,022
Loss on disposal of assets	13,762	13,762
Minority interest to common OP unit holders	(2,880)	(2,788)

Adjusted EBITDA	$161,400	$165,000

(a)	Forecasted net loss does not include any possible future losses on asset impairments or gains or losses on the sale of assets.

MeriStar Hospitality Corporation

September 30, 2004

HOTEL PORTFOLIO LISTING

Hotel	Location	Guest Rooms
Arizona
Embassy Suites Tucson	Tucson	204
California
Courtyard by Marriott Marina del Ray	Marina Del Rey	276
Crowne Plaza San Jose	San Jose	239
Doral Palm Springs	Palm Springs	285
Hilton Irvine	Irvine	289
Hilton Monterey	Monterey	204
Hilton Sacramento	Sacramento	331
Marina Hotel San Pedro	San Pedro	226
LA Marriott Downtown	Los Angeles	469
Marriott Irvine	Irvine	485
Sheraton Fisherman’s Wharf	San Francisco	525
Colorado
Embassy Suites Denver	Englewood	236
Sheraton Colorado Springs	Colorado Springs	500
Connecticut
Doubletree Hotel Bradley International Airport	Windsor Locks	200
Florida
Best Western Sanibel Island Resort	Sanibel Island	46
Doubletree Hotel Westshore	Tampa	496
Doubletree Universal	Orlando	742
Hilton Clearwater	Clearwater	426
Hilton Hotel Cocoa Beach	Cocoa Beach	296
Holiday Inn Fort Lauderdale Beach	Ft. Lauderdale	240
Holiday Inn Walt Disney World Village	Lake Buena Vista	314
Safety Harbor Resort and Spa	Safety Harbor	189
Sanibel Inn	Sanibel Island	96
Seaside Inn	Sanibel Island	32
Sheraton Beach Resort Key Largo	Key Largo	200
Sheraton Safari Lake Buena Vista	Lake Buena Vista	489
Song of the Sea	Sanibel Island	30
South Seas Plantation Resort & Yacht Harbor	Captiva	579
Sundial Beach Resort	Sanibel Island	243
Georgia
Doubletree Atlanta	Atlanta	155
Westin Atlanta	Atlanta	495
Wyndham Marietta	Marietta	218
Illinois
Crowne Plaza Chicago O’Hare	Rosemont	507
Radisson Chicago	Chicago	350
Indiana
Doubletree Indianapolis	Indianapolis	137
Kentucky
Hilton Seelbach	Louisville	321
Radisson Lexington	Lexington	367
Louisiana
Hilton Lafayette	Lafayette	327
Holiday Inn Select New Orleans	Kenner	303
Hotel Maison de Ville	New Orleans	23
Maryland
Radisson Annapolis	Annapolis	219
Radisson Cross Keys	Baltimore	148

MeriStar Hospitality Corporation

September 30, 2004

Hotel	Location	Guest Rooms
Sheraton Columbia	Columbia	287
Michigan
Hilton Detroit	Romulus	151
Hilton Hotel Grand Rapids	Grand Rapids	224
New Jersey
Courtyard by Marriott Secaucus	Secaucus	165
Doral Forrestal	Princeton	290
Marriott Somerset	Somerset	440
Sheraton Crossroads Hotel Mahwah	Mahwah	225
New Mexico
Doubletree Albuquerque	Albuquerque	295
Wyndham Albuquerque Airport Hotel	Albuquerque	276
North Carolina
Courtyard by Marriott Durham	Durham	146
Hilton Hotel Durham	Durham	194
Sheraton Charlotte Airport	Charlotte	222
Oklahoma
Westin Oklahoma City	Oklahoma City	395
Pennsylvania
Embassy Suites Philadelphia	Philadelphia	288
Sheraton Great Valley	Frazer	198
Texas
Doubletree Austin	Austin	350
Doubletree Hotel Dallas Galleria	Dallas	289
Hilton Arlington	Arlington	309
Hilton Austin	Austin	320
Hilton Houston Westchase	Houston	295
Marriott West Loop Houston	Houston	302
Sheraton Houston*	Houston	382
Utah
Hilton Salt Lake City Airport	Salt Lake City	287
Virginia
Hilton Arlington	Arlington	209
Hilton Crystal City	Arlington	386
Holiday Inn Historic District Alexandria	Alexandria	178
Radisson Old Town Alexandria	Alexandria	253
The Ritz-Carlton, Pentagon City	Arlington	366
Washington
Sheraton Bellevue	Bellevue	179
Washington, D.C.
Georgetown Inn	Washington, D.C.	96
Hilton Embassy Row	Washington, D.C.	193
Latham Georgetown	Washington, D.C.	143
Wisconsin
Crowne Plaza Madison	Madison	226
Holiday Inn Madison	Madison	194

Total Rooms		21,210

*	Represents properties that are held for sale and included in discontinued operations.

MeriStar Hospitality Corporation

September 30, 2004

NOTES TO FINANCIAL INFORMATION

Funds From Operations

Substantially all of our non-current assets consist of real estate, and in accordance with accounting principles generally accepted in the United States, or GAAP, those assets are subject to straight-line depreciation, which reflects the assumption that the value of real estate assets, other than land, will decline ratably over time. That assumption is often not true with respect to the actual market values of real estate assets (and, in particular, hotels), which fluctuate based on economic, market and other conditions. As a result, management and many industry investors believe the presentation of GAAP operating measures for real estate companies to be more informative and useful when other measures, adjusted for depreciation and amortization, are also presented.

In an effort to address these concerns, the National Association of Real Estate Investment Trusts, or NAREIT, adopted a definition of Funds From Operations, or FFO. NAREIT defines FFO as net income (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate, real estate-related depreciation and amortization, and after comparable adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. Extraordinary items and cumulative effect of changes in accounting principles as defined by GAAP are also excluded from the calculation of FFO. As defined by NAREIT, FFO also does not include reductions from asset impairment charges. The SEC, however, recommends that FFO include the effect of asset impairment charges, which is the presentation we have adopted for all historical presentations of FFO. We believe FFO is an indicative measure of our operating performance due to the significance of our hotel real estate assets and provides beneficial information to investors.

Adjusted FFO represents FFO excluding the effects of gains or losses on early extinguishments of debt, write-offs of deferred financing costs and, in accordance with the NAREIT definition of FFO, asset impairment charges. We exclude the effects of gains or losses on early extinguishments of debt, write-offs of deferred financing costs and asset impairment charges because we believe that including them in Adjusted FFO does not fully reflect the operating performance of our remaining assets. We believe

MeriStar Hospitality Corporation

September 30, 2004

Adjusted FFO is useful for the same reasons we believe that FFO is useful, but we also believe that Adjusted FFO enables us and the investor to consider our operating performance without considering the items we exclude from our definition of Adjusted FFO, which have no cash effect in the periods considered.

Consolidated Earnings Before Interest, Income Taxes, Depreciation and Amortization

EBITDA represents consolidated earnings before interest, income taxes, depreciation and amortization and includes operations from the assets included in discontinued operations. We further adjust EBITDA for the effect of capital market transactions that would result in a gain or loss on early extinguishments of debt, as well as the earnings effect of asset dispositions and any impairment assessments, resulting in the measure that we refer to as “Adjusted EBITDA.” We exclude the effect of gains or losses on early extinguishments of debt as well as the earnings effect of asset dispositions and impairment assessments because we believe that including them in Adjusted EBITDA does not fully reflect the operating performance of our remaining assets.

We also believe Adjusted EBITDA provides useful information to investors regarding our financial condition and results of operations because Adjusted EBITDA is useful in evaluating our operating performance. Furthermore, we use Adjusted EBITDA to provide a measure of performance that can be isolated on an asset by asset basis, to determine overall property performance. We believe that the rating agencies and a number of our lenders also use Adjusted EBITDA for those purposes. We also use Adjusted EBITDA as one measure in determining the value of acquisitions and dispositions.

Comparable Hotel Operating Results and Statistics

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses and adjusted operating profit) for the periods included in this report on a comparable hotel basis as supplemental information for investors. We define our comparable hotels as properties (i) that are owned by us and the operations of which are included in our consolidated results for the entirety of the reporting periods being compared, (ii) that have not sustained substantial property damage during the reporting periods being compared, and (iii) that are not planned for disposition as of the end of the period. Of the 76 hotels that we owned as of September 30, 2004, 61 have been classified as comparable hotels. The operating results of nine hotels significantly affected by the hurricanes in Florida in August and September 2004, four hotels planned for disposition, and the two hotels acquired in 2004, that we owned as of September 30, 2004 are excluded from comparable hotel results for these periods. In addition, the operating statistics for the three and nine months ended September 30, 2004, exclude room nights that were out of service during the periods due to renovations and the impact of the Florida hurricanes.

We present these comparable hotel operating results by eliminating corporate-level revenues and expenses, as well as depreciation and amortization and loss on asset impairments. We eliminate corporate-level revenues and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels and the effectiveness of management in running our business on a property-level basis. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes over time. Because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

MeriStar Hospitality Corporation

September 30, 2004

We eliminate loss on asset impairments because these non-cash expenses are primarily related to our non-comparable properties, and do not reflect the operating performance of our comparable assets.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses or operating profit and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent that they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating the ongoing performance of the Company, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

Equity Compensation Adjustment

Our third quarter 2004 results include a credit of $4.5 million for the reversal of compensation expense recorded in prior periods related to the termination of an equity linked compensation plan. During July 2004, our Board of Directors authorized the dissolution of the equity compensation plan, and consequently, we had expected that the majority of this income would be recognized in the third and fourth quarters of 2004 upon the dissolution. In resolving issues related to the plan, it was determined that the plan should appropriately be accounted for as a variable plan, rather than as a fixed plan, and as a result, we recognized this entire adjustment in the third quarter of 2004.

Of the $4.5 million third quarter adjustment, $4.0 million of this amount relates to the 2000, 2001, 2002 and 2003 fiscal years. Because this adjustment is a one-time compensation expense reduction, our 2004 compensation expense and results are not fully comparable to our 2003 compensation expense and results. This adjustment is included in the “General and administrative, corporate” line in our Consolidated Statements of Operations. Had variable accounting been applied from grant date, our net loss would have been $31.3 million ($(0.36) per dilutive share) and $82.6 million ($(1.04) per dilutive share) for the three and nine months ended September 30, 2004, respectively.